Exhibit 10.1

January 2, 2013

Mr. J.J. Finkelstein

3910 East-West Highway

Chevy Chase, MD 20815

Re:	First Amendment to Temporary Employment Terms

Dear J.J.:

This letter agreement (the “Amendment”) amends certain of the terms and conditions relating to your employment with RegeneRx Biopharmaceuticals, Inc. ( “Company”) that were set forth in that Temporary Employment Terms Letter Agreement dated July 2, 2012, executed by you and the Company (collectively, the “Employment Agreement”). As provided at the end of this letter, you may accept this Amendment by signing and returning to us a counterpart copy of this letter, which signature and return will result in this Amendment being binding between the Company and you as to the matters set forth herein, as of January 1, 2013 (the “Effective Date”). Defined terms that are not defined herein shall have the meaning assigned to them in the Employment Agreement.

1. The Employment Agreement shall be amended by replacing the date of “December 31, 2012” throughout the Employment Agreement with “June 30, 2013.”

2. The second to the last paragraph of the Employment Agreement is hereby amended and restated in its entirety as follows:

By signing this letter, you acknowledge that the terms described in this letter, together with the your Proprietary Information, Non-Competition and Inventions Assignment Agreement, set forth the entire understanding between us and supersede any other representations or agreements, whether written or oral, including, but not limited to your Second Amended and Restated Employment Agreement dated March 12, 2009, as amended; there are no terms, conditions, representations, warranties or covenants other than those contained herein. No term or provision of this letter may be amended waived, released, discharged or modified except in writing, signed by you and an authorized officer of the Company, except that the Company may, in its sole discretion, adjust salaries, incentive compensation, stock plans, benefits, job titles, locations, duties, responsibilities, and reporting relationships. The parties have entered into a separate Amended and Restated Change in Control Agreement between you and Company dated July 2, 2012 (the “CIC Agreement”). This separate agreement governs other aspects of the relationship between the parties, has or may have provisions that survive termination of your employment under this Agreement, may be amended or superseded by the parties without regard to this Agreement, and is enforceable according to its terms without regard to the enforcement provision of this Agreement. Pursuant to Section 8 of the CIC Agreement, the parties agree to extend the deadline to consummate a Change in Control from December 31, 2012, to June 30, 2013.

RegeneRx Biopharmaceuticals, Inc. • 15245 Shady Grove Road, Suite 470, Rockville, MD 20850

PHONE 301.208.9191 • FAX 301.208.9194 • WEB www.regenerx.com

3. Except as herein modified or amended, no other term or provision of the Employment Agreement is amended or modified in any respect. Nothing in this Amendment is intended to alter the at-will nature of your employment with the Company.

4. This Amendment, together with your Employment Agreement and its exhibits (as expressly modified herein), constitute the complete, final and exclusive embodiment of the entire agreement between the Company and you with regard to matters set forth herein, and supersede and replace any other agreements (whether written or unwritten) you may have with the Company with regard to matters set forth herein. This Amendment will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Amendment is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this Amendment and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. This Amendment may be executed in counterparts which shall be deemed to be part of one original, and facsimile signatures shall be equivalent to original signatures.

To indicate your understanding and acceptance of this Amendment, please sign and date below, and return this Amendment to me. You may retain the enclosed additional copy of this Amendment for your files.

Sincerely,

RegeneRx Biopharmaceuticals, Inc.

By:	/s/_Allan L. Goldstein

Name: Allan L. Goldstein

Title: Chairman

Agreed to and Accepted:

/s/ J.J. Finkelstein

J.J. Finkelstein

January 2, 2013

Date